3

               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549
                            FORM 8-K
                         CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934


 Date of Report(Date of earliest event reported)August 31, 1998
                                                ---------------


                     OXFORD INDUSTRIES, INC.
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     (Exact name of registrant as specified in its charter)



        Georgia                          1-4365           58-0831862
--------------------------------      ----------       ---------------
(State  or  other jurisdiction of    (Commission      (I.R.S. Employer
incorporation  or   organization)     File Number)  Identification Number)



       222 Piedmont Avenue, N.E., Atlanta, Georgia  30308
       --------------------------------------------------
            (Address of principal executive offices)
                           (Zip Code)



                         (404) 659-2424
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      (Registrant's telephone number, including area code)


                         Not Applicable
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(Former  name, former address and former fiscal year, if  changed since last report.)




















              INFORMATION TO BE INCLUDED IN REPORT
             -------------------------------------

Item 2.   Acquisition or Disposition of Assets
----------------------------------------------

     Oxford Industries, Inc. (the Registrant) through its wholly-owned subsidiary, Oxford of South Carolina, Inc., has acquired a significant amount of assets outside the ordinary course of business. Registrant purchased substantially all the assets from Next Day Apparel, Inc. ("seller"). The purchased assets are those typically used in an apparel manufacturing and marketing business including but not limited to, finished goods, work in process, machinery and equipment, substantially all of the equity in two manufacturing plants located in Honduras, trademarks, goodwill, and raw materials and supplies. Registrant intends to continue to use the purchased assets as they were used by seller in the business of manufacturing and marketing women's apparel.

     The Registrant gave consideration in the amount of approximately $25,000,000 to seller on August 31, 1998. The consideration was paid in cash. The amount of consideration was determined through arm's length negotiations between seller and Registrant. The Registrant may pay seller additional amounts up to a total of $15,000,000 as "earnout" payments over a five year period if the acquired business meets certain mutually agreed financial performance standards. The Registrant acquired the assets using funds extended against Registrant's existing lines of credit from various banks made in the ordinary course of business.




































                           SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                OXFORD INDUSTRIES, INC.
                                    (Registrant)





                                 /s/ PAUL J. SONI
                                 -------------------
Date:  September 2, 1998           Paul J. Soni
                               Chief Accounting Officer